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                                  EXHIBIT 4.4


                                   VMX, INC.

                             1986 STOCK OPTION PLAN




         1. Name. This Plan shall be known as the "VMX, Inc. 1986 Stock Option Plan" (herein called the "Plan").

         2. Purpose. The purpose of the Plan is to promote the growth and general prosperity of VMX, Inc. (the "Company") and its parent and subsidiary corporations, if any, by permitting the Company to grant both incentive stock options ("ISO's") and nonstatutory stock options (together with ISO's, herein called the "Options") to key employees, including officers and directors who are also employees of the Company, or of any parent or subsidiary corporation of the Company (as defined in Section 425 of the Internal Revenue Code of 1954, as amended (the "Code")), whether such parent and/or subsidiaries are currently existing or may hereafter be organized or acquired (herein called the "Affiliates"), to purchase shares of the common stock (the "Common Stock") of the Company. Such Options will be granted in order to attract and retain the best available personnel for positions of substantial responsibility and to provide such employees with an additional incentive to contribute to the success of the Company. It is the further purpose of this Plan that the ISO's which are granted hereunder are intended to qualify as incentive stock options under Section 422A of the Code.

         3. Administration. This Plan shall be administered by a committee (herein called the "Committee") of not less that three (3) "disinterested persons" (as hereinafter defined) appointed by the Board of Directors of the Company. The Committee shall act by a majority vote at a meeting or by a written statement signed by a majority of the members. Subject to the express provisions of this Plan, the Committee shall determine the individuals to whom Options shall be granted, the time or times at which Options shall be granted, the number of shares of Common Stock to be subject to each Option, the period of each Option, the option price of the Common Stock to be issued under the Plan, the other terms and conditions of the Options, and take any actions deemed necessary or advisable for the administration of the Plan. For purposes of this Plan, "disinterested person" shall mean any person who is an Administrator of the Plan who is not at the time he exercises discretion in administering the Plan eligible and has not at any time within one year prior thereto been eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to the Plan or any other plan of the Company or any of its Affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its Affiliates.

         4. Stock Subject to Plan. Subject to the provisions of Paragraphs 15 and 18 hereof, the maximum number of shares which may be optioned and sold under the Plan as Options are Five Hundred Thousand (500,000) shares of the authorized, but unissued, or reacquired Common Stock of the Company. In the event that any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased hereunder shall again be available to be granted as Options under this Plan.

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         5.      Eligibility.  The Committee may grant Options to any key
employee, including officers and directors who are also employees, of the Company or any of its Affiliates; provided, however, that an employee to whom an ISO is granted may not, at the time the ISO is granted, own stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates, as determined in accordance with Section 425(d) of the Code. The foregoing ten percent (10%) limitation shall be inapplicable If, at the time the ISO is granted, the option price is at least one hundred and ten percent (110%) of the fair market value of the Common Stock subject to the ISO and the ISO by its terms is not exercisable after the expiration of five (5) years from the date the ISO is granted. The persons to whom ISO's shall be granted shall herein be called the "ISO Optionees" and the persons to whom Options shall be granted shall herein be called "Optionees."

         6. Option Price. The option price for the Common Stock to be issued under the Plan pursuant to an ISO shall not be less than the fair market value of the Common Stock of the Company at the time that the ISO is granted, as such fair market value shall be determined from time to time in good faith and in the sole discretion of the Committee. The minimum option price shall be one hundred ten percent (110%) of the fair market value of the Common Stock subject to an ISO if the ISO Optionee, at the time the ISO is granted, would own stock possessing more than ten percent (10%) of the total combined voting power of the Company or any of its Affiliates. The aggregate fair market value (determined as of the time the ISO is granted) of the shares of Common Stock for which any ISO Optionee may be granted ISO's in any calendar year (under all such plans of the Company and its Affiliates) shall not exceed the amount of One Hundred Thousand and 00/100 Dollars ($100,000.00), plus any unused limit carryover (as determined in accordance with Section 422A(c)(4) of the Code and the rules and regulations promulgated thereunder) to such year.

         The option price for the Common Stock to be issued under the Plan pursuant to a nonstatutory stock option shall be determined from time to time in the sole discretion of the Committee.

         7. Grant of Options. Options shall be granted on such dates as may be determined from time to time by the Committee; provided, however, that all Options shall be granted within ten (10) years from the date that the Plan is adopted by the Board of Directors of the Company in accordance with Paragraph 19 hereof. If the Committee so determines and the applicable instrument or instruments evidencing the Option so provide, the exercise of all or any part of an Option granted under this Plan may result in the reduction or termination of another Option granted under this Plan to the extent so determined and provided.

         8.      Exercise of Option.

                 (a) Subject to Paragraphs 13 and 14 hereof, the Options shall be exercisable in four (4) equal annual installments. The first installment shall not be exercisable until the expiration of one (1) year from the date the Option is granted and each succeeding-
          installment shall not be exercisable until the expiration of one (1) year from the date that the prior installment became exercisable.
         When the right to exercise any installment accrues the shares of Colon Stock included in such installment may be purchased at that time or from time to time thereafter; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date such Option Is granted (except as otherwise set forth in Paragraph 5 hereof ). Notwithstanding subparagraph (b) below, ISO's granted hereunder may not be exercised by an ISO Optionee while there is outstanding (within the meaning of Section 422A(c)(7) of the Code) any incentive stock option which was granted before the granting of such ISO to the ISO Optionee to purchase stock in the Company or in a corporation which (at the time of the granting of such ISO) is an Affiliate of the Company; provided, however, that the restrictions on exercise set forth in this sentence will remain applicable only to the extent necessary for an ISO to qualify as an incentive stock option pursuant to the Code.





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                 (b)      Notwithstanding the above (other than the last
         sentence of subparagraph (a)), at the Committee's sole discretion, the Committee may agree to permit exercise of an Option prior to vesting, but no earlier than the expiration of one year from the date such Option was granted, upon the execution, by the Optionee, of an Agreement, satisfactory to the Committee, providing the Company with repurchase rights on such terms as the Committee deems appropriate.

         9. Payment of Purchase Price. Upon the exercise of an Option, or any portion thereof, the purchase price must be paid in full to the Company. The Committee shall have the sole and absolute discretion to determine whether or not property other than cash may be used to purchase the shares of Common Stock hereunder and, if so, to determine the value of the property received. The Committee is expressly authorized to accept shares of Common Stock owned by an Optionee in payment of the exercise price for an Option.

         Upon the exercise of an Option, or any portion thereof, the Company may, in the sole and absolute discretion of the Company, finance ninety percent (90%) of the purchase price of the shares of the Common Stock being purchased pursuant to such Option. Any and all promissory notes payable to the Company by reason of such financing shall bear interest at the rate of two (2) percentage points over prime rate established by the Board of Directors of the Company on December 15th of each year, which interest rate shall fluctuate accordingly throughout the term of the note. Such financing shall be upon such other terms and conditions as may be established from time to time by the Committee. In the event of such financing, the remaining ten percent (10%) of the purchase price must be paid in full to the Company at the time of the exercise of the Option. If such purchase is not financed by the Company, such purchase price must be paid in full to the Company at the time of the exercise of the Option.

         10. Form of Option. ISO's granted pursuant to this Plan shall be evidenced by Incentive Stock Option Agreements in such form as the Committee shall from time to time adopt and nonstatutory stock options granted pursuant to this Plan shall be evidenced by Non-qualified Stock Option Agreements in such form as the Committee shall from time to time adopt (together, the "Agreements"). Each Option granted under this Plan shall be exercisable on such date or dates and during such period and for such number of shares of Common Stock as shall be determined pursuant to the provisions of this Plan and the Agreement with respect to such Options.

         11. Options Not Transferable. Options granted under this Plan may not be sold, pledged, assigned, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution and shall not be assignable by operation of law or subject to execution, attachment or similar process. Options may be exercised during the lifetime of an Optionee only by such Optionee. Any attempted sale, pledge, assignment, hypothecation or other transfer of an Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon an Option shall be null and void and without force or effect. No transfer of any Options by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferree or transferees of the terms and conditions of this Agreement with respect to such Option.

         12. Shares Not Transferable. As a condition to the transfer of these shares of Common Stock issued under this Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act of 1933 or any other applicable securities





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laws or that such transfer has been registered under federal and all applicable state securities laws. Further, the Company shall be authorized to refrain from delivering or transferring shares of Common Stock issued under this Plan until the Committee has determined that such delivery or transfer will not violate applicable securities laws and that the Optionee has tendered to the Company any federal, state or local tax owed by the Optionee as a result of exercising the Option, or disposing of any Common Stock, when the Company has a legal liability to satisfy such tax. The Company shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or any registration retirements under the Securities Act of 1933, the Securities Exchange Act of 1934, or under any other state or federal law, rule or regulation. The Company is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Common Stock under applicable securities laws or to perfect any exemption from such registration or qualification. Furthermore, the Company will have no liability to any Optionee for refusing to deliver or transfer shares of Common Stock if such refusal is based upon the foregoing provisions of this Paragraph 12.

         13. Termination of Employment. If an Optionee's employment with the Company or any of its Affiliates shall be terminated by the Company or any of its Affiliates with or without cause, or by the act of the Optionee, except by reason of his/her disability (within the meaning of Section 105(d)(4) of the Code) or death, the Optionee shall have the right, during the period ending on the day one (1) month after such termination, to exercise any Options to the extent they were exercisable at the date of such termination of employment and shall not have been exercised. Thereafter, all of the Optionee's rights hereunder shall cease. If an Optionee's employment with the Company or any of its Affiliates shall terminate by reason of death, Paragraph 14 shall apply and the person or persons set forth therein shall have the right (subject to the expiration of the term of an Option), during the period ending three (3) months after the date of death, to exercise any Options hereunder to the extent they would have been exercisable by the Optionee at the date of death and shall not have been exercised. If an Optionee's employment with the Company or any of its Affiliates shall terminate by reason of disability, such disabled Optionee shall have the right (subject to the expiration of the term of an Option), during the period ending on the day one (1) year after such termination, to exercise any Options to the extent they were exercisable at the date of such termination of employment and shall not have been exercised.

         14. Effect of Death. Upon the death of an Optionee, the legal representative, executor or administrator of the estate of such Optionee or the person or persons to whom any Options granted hereunder shall have been validly transferred by the legal representative, executor or administrator pursuant to a will or the laws of descent and distribution shall have the right (subject to the expiration of the term of an Option) to exercise any of the Options of the Optionee to the extent that such Options would have been exercisable by the Optionee in accordance with the provisions of Paragraphs 8 and 13 hereof.

         15. Chances in Capitalization. In the event that the number of outstanding shares of Common Stock of the Company shall be changed by reason of stock splits, stock dividends, reverse stock splits, combinations of shares or similar transactions, the number of shares for which Options may thereafter be granted under this Plan, the number of shares then subject to Options theretofore granted under this Plan and the price per share payable upon exercise of such Options shall be appropriately adjusted as determined by the Committee so as to reflect such change. Options may also contain provisions for their continuation or for other equitable adjustments after changes in shares of Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrences.





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         16.     Merger or Sale.  In the event that the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall continue in force and effect, subject to adjustment in the price and number of shares thereunder to reflect the capital adjustment resulting from the merger or consolidation. In the event that the Company is not to be the surviving corporation in any merger or consolidation, or in the event that the Company intends to sell or exchange substantially all of its assets, it shall give each Optionee 30 days prior written notice of such transaction. Upon forwarding such notice, the four-year period referred to in the first and second sentences of Paragraph 8(a) of this Plan shall not apply to any outstanding Options, and all outstanding Options shall become immediately exercisable, subject, however, to the remaining provisions of Paragraph 8(a) of this Plan. Upon consummation of such transaction all outstanding Options will automatically terminate.

         17. Representations of Optionee. As a condition to the grant of any portion of an Option, the Company may require the Optionee to represent and warrant that, as of the time of any such exercise; the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency. Furthermore, the Company may annotate such restrictions on transfer of shares issued upon exercise of an Option as it deems necessary to prevent violation of applicable securities laws.

         18. Reservation of Shares. During the term of this Plan, the Company will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain the authority from any regulatory body having jurisdiction which is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect to the nonissuance or sale of such Common Stock as to which such requIsite authority shall not have been obtained.

         19. Term of Plan. This Plan shall become effective upon its adoption by the Board of Directors of the Company and its approval within twelve (12) months thereafter by the holders of a majority of all the issued and outstanding capital stock of the Company, voting as a single class and represented at an annual or special meeting of the stockholders of the Company or by a written statement signed by a majority of such stockholders.

         20. Amendment of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such respects as the Board may deem advisable without the approval of the stockholders of the Company unless such amendment would (a) increase the maximum number of shares of Common Stock as to which ISO's may be granted under the Plan; or (b) change the class of employees eligible to receive ISO's under the Plan; or (c) disqualify an ISO granted under the Plan from satisfying the requirement for an incentive stock option under the Code, and provided, further, that the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware shall be required to approve any amendment to the Plan which would, as determined for purposes of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (or any successor provision at the time in effect), (x) materially increase the benefits accruing to participants under the Plan, (y) materially increase the number of shares of Common Stock which may be issued under the Plan, or (z) materially modify the requirements as to eligibility for participation in the Plan.





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         21.     Termination of the Plan.  The Board of Directors of the
Company may terminate the Plan at any time. Any such termination shall not affect any restrictions previously imposed upon the shares of Common Stock issued pursuant to this Plan or upon the Options already granted, and such restrictions and Options shall remain in full force and effect thereafter as if this Plan had not been terminated.

         22. Legend. In order to enforce the restrictions imposed upon the shares of Common Stock of the Company which are issued under this Plan, the Committee may cause a legend or legends to be placed on any certificates representing shares issued under this Plan, which legend or legends shall make appropriate reference to the restrictions imposed hereunder.

         23. Conformity with Internal Revenue Code. ISO's granted under this Plan are intended to satisfy all requirements for incentive stock options under the Code and, notwithstanding any other provision of this Plan, the Plan and all ISO's granted under it shall be so construed and all contrary provisions shall be so limited in scope and effect and, to the extent they cannot be so limited, they shall be void.

         24. Effect of the Plan. Neither the adoption of the Plan nor the action of the Board of Directors of the Company shall be deemed to give any employee any right to be granted an Option to purchase shares of Common Stock of the Company or any other rights except as may be evidenced by an Agreement, or any amendment thereto, duly authorized by the Committee and then only to the extent and on the terms and conditions expressly set forth therein. Nothing in the Plan or in the Option granted hereunder or in any Agreement relating thereto shall confer upon any Optionee the right to continue in the employ of the Company.

         25. Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms or incentive or other compensation for employees of the Company.

         26. Successors and Assigns. The Plan shall be binding upon the successors and assigns of the Company.

         27. Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his rights or obligations under such Option.





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